SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 16, 2006
Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, excluding exhibits.

Item 5.03: Amendment to Bylaws.
Effective November 16, 2006, Yadkin Valley Financial Corporation (“Corporation”) amended its bylaws to state that those directors who are members of the Board of Directors of the Corporation as of November 16, 2006, may continue in office until the annual meeting of shareholders following attainment of the age of seventy-five years. The previous bylaw provision read as follows: “No director shall serve past the annual meeting of shareholders following attainment of the age of seventy years or the date the director ceases to receive compensation for full-time employment regardless of the number of years remaining in his or her term; provided that any such director may continue to serve as an honorary director; provided further, that any director serving on the Board of Directors of the predecessor to the Corporation on October 31, 2002, may continue in office until the annual meeting of shareholders following attainment of the age of seventy-five years.”
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, Yadkin Valley Financial Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

By:	/s/ Edwin E. Laws
Edwin E. Laws Chief Financial Officer

Date:	November 16, 2006